* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

Exhibit 4.13

SALES CONTRACT

Contract No.:  JASEYM07100104C

Date:  2007-12-11

The Buyer: Solaria Energia y Medioambiente. S.A.

Address: Núnez de Balboa, 120; 28006 Madrid Spain

Registered with the Madrid Trade Registry under Volume 18.402, Page 168, Section 8ª,

Sheet number M-319304

Provided with Spanish Tax Code Number (CIF): A-83.511.501

Represented by: Arturo Dlaz-Tejeiro Larrañaga

Title: Chief Executive Officer

Tel.: +34 915644272

Fax: +34 915645440

The Seller: Jing Ao Solar Co., Ltd.

Address: JingLong Industrial Park, JingLong Street, NingJin, Hebei, China 055550

Registered with the Hebei Provincial Administration for Industry and Commerce

Provided with identification number: 130000400000548

Represented by: Raymond Paul Wilson

Title: Vice President Sales

Tel: +86-319-5800 755

Fax: +86-319-5800 754

The Seller and the Buyer are hereafter collectively referred to as the “ Parties”.

The undersigned Seller and Buyer agreed to conduct a transaction according to the terms and conditions stipulated below:

1.	Goods Description, Quantities and Price

1.1.	Within the period January 1st 2008 and December 31st 2008, the Seller will supply the Buyer a volume of cells according to the term and conditions stated in the following table:

Description of Goods	Quantity	Supply duration	Unit Price	Contract Amount
Mono-crystalline solar cells;
Nominally 125x125 mm;		***	***	***
Min. efficiency: 15.5%;	45 MW
Average efficiency: 16.3%	45 MWp
Min. power: 2.32 Wp/cell

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

2.	Technical Requirements & Quality Standard:

2.1	The cells supplied will be mono-crystalline cells with a pseudo square shape. The technical specifications of the cells to be supplied are contained in the attached ANNEX 1.

2.2	It is expressly agreed between the Parties that the efficiency involved to the Buyer will be an average of the cell efficiency measured at the Seller premises. The tolerance acceptable should be ***. Notwithstanding the above, should the parties not agree on the efficiency, the controversy should be resolved by the Fraunhofer Institute for Solar Energy Systems using a test method agreed by the Parties.

3.	Payment & Delivery schedule:

3.1.	Agreed Pricing and Delivery schedule from January 2008 to December 2008.

Delivery Ex-Works Month	Monthly Quantity	Unit Price	Payment for each shipment
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
TOTAL	45.0 MWp		***

3.2	The price will be USD *** per Wp for the contracted volumes for the period ***. The Price will be USD *** per Wp for the contracted volumes for the period ***. The Parties will agree on the price to be applied for the period *** by the ***. It is understood that the purchase price of the cells are Incoterms 2000 EXW Seller´s manufacturing facility at Ningjin, Hebei, China.

3.3	The payment for each delivery of goods shall be paid by Telegraphic Transfer (T/T) by the Buyer into a bank account designated by the Seller within *** days following the day of despatch from the Seller’s premises Ningjin, Hebei, China.

3.4

Notwithstanding the foregoing payment term, the Buyer will provide the Seller with a Bank Guarantee for an amount of USD *** in order to secure the payment of the purchase price. At the end of ***, the Seller

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

will return the said Bank Guarantee to the Buyer (unless executed in case of a failure to pay the purchase price) and Buyer will provide the Seller with a new Bank Guarantee of the same amount for the ***.

3.5	The cells purchased by the Buyer and sold from the Seller must be shipped out from the Seller’s premises in China to the Buyer’s premises in Puertollano, Spain, before ***.

3.6	Should the Seller fail to ship the cells on the agreed dates, the Buyer shall be entitled to a *** reduction of the purchase price of the cells ordered for each *** calendar days of delay. Should the delay be longer than *** days, the Buyer shall be entitled to terminate this Agreement by notice in writing of such decision to the Seller. In this case, the Seller shall be liable to pay to the Buyer a penalty in the amount equivalent to ***% of the purchase price of the undelivered cells, which shall be paid by the Seller to the Buyer by T/T within *** days of the date of notice of cessation of the agreement. Should the Buyer, at its sole discretion, decide not to exercise its right to terminate the Agreement according to this paragraph, the aforementioned penalty of ***% will remain applicable for each additional *** calendar days of delay until all the ordered cells have been supplied to the Buyer.

3.7	Should the Buyer fail to take delivery of the cells on the agreed dates, the Seller shall be entitled to a ***% increase of the purchase price of the cells ordered for each *** calendar days of delay. Should the delay be longer than *** days, the Seller shall be entitled to terminate this Agreement by notice in writing of such decision to the Buyer. In this case, the Buyer shall be liable to pay to the Seller a penalty in the amount equivalent to ***% of the purchase price of the undelivered cells, which shall be paid by the Seller to the Buyer by T/T within *** days of the date of notice of cessation of the agreement. Should the Seller, at its sole discretion, decide not to exercise its right to terminate the Agreement according to this paragraph, the aforementioned penalty of ***% will remain applicable for each additional *** calendar days of delay until all the ordered cells have been supplied to the Buyer.

3.8	Notwithstanding the commitment of the Seller to supply to the Buyer a total quantity of 45 MW of cells within ***, the Buyer will have an option to request from the Seller the supply of an additional quantity of 15 MW of cells within ***. In such a case, the Seller will do its best efforts to supply to the Buyer the additional quantity of 15 MW of cells, which will add up to a total supply of 60 MW within ***. The price and delivery schedule of the additional quantity of cells will be agreed between the parties.

4.	Packing & Transportation:

4.1.	The Seller shall provide the packing as per the best reasonable industry practice that is suitable for long distance air transport loading and unloading, in order to minimise damage to the cells during transport to the Buyer’s premises and will bear the packing cost for the delivered cells.

4.2	All cell packing units, as well as all congregated packing units, must exhibit a clear numbering, which allows a clear traceability of the respective packing unit. This numbering must correspond with the packing list numbering of the supplied cells in one shipment. In addition each packing unit shall exhibit the cell type, cell size, and cell class by a respective sticker or other clear marking.

4.3.	Delivery of cells shall be confirmed in writing by Seller and Buyer, and the carrier should be internationally recognized.

4.4.	Place of loading: Ningjin, Hebei, China

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

5.	Breakage:

5.1	A total breakage rate ***% cell based on monthly deliveries, is permissible by the Buyer. The Seller shall replace or compensate for any further broken cells beyond ***%, and shall bear the consequential costs, as far as they are necessary.

5.2	If the breakage is caused by the carrier’s improper transportation or any factor that the Seller cannot control, article 5.1 shall not apply.

6.	Warranty:

6.1	The Seller warrants the cells are free from processing errors, defective components and workmanship and that they will operate in accordance with the specifications and technical characteristics of the Seller’s cells attached to this Agreement in Annex 1. The Seller undertakes to replace any defective cells within a term of *** calendar days as of the date the Buyer submitted to the Seller a written complaint.

6.2	The Buyer will inspect the cells delivered to detect any defective cells or discrepancy in the delivered quantity and shall inform the Seller by a written complaint of any defect found or shipping discrepancy within the *** days from the despatch date of the cells from the Seller’s premises in Hebei, China. If no complaint is made within the above applicable term, the cells delivered shall be deemed to have been accepted by the Buyer. In case of any defective cells being replaced the Buyer will have an additional term of *** days Ex-Works Hebei, China to inspect the replaced cells to detect any eventual defects. All packaging and freight costs relating to the replacement of defective cells shall be borne by the Seller.

7.	Alteration of Cells:

7.1	The Seller will not make any changes or alterations to the specifications and technical characteristics of the cells to be supplied to the Buyer without the previous written approval of the Buyer. For the implementation of any of those changes, the Seller shall explain to the Buyer the proposed changes or alterations and provide the Buyer with sufficient evidence that the proposed changes or alterations of the cells do not jeopardize the quality and technical specifications of the originally agreed cells to be altered or replaced.

8.	Liability Limitation.

8.1	The Seller may indemnify the Buyer from claims, costs and liabilities that are based upon or arising out of breaches of the Spanish Product Liability Act, the Spanish Consumers and Users Act or any similar Spanish or EU statutory provisions or the violation or infringement of any and all invention rights, patents, designs, copy-rights, trademarks, service marks, data basis, topographic rights, trade secrets, know-how and other similar rights which may apply to the cells supplied by the Seller, whether or not such rights have been registered. Notwithstanding the foregoing, in no event shall any party hereto be liable to any other party or any third party for any indirect, consequential, incidental, punitive or special damages whatsoever, without regard to cause or theory of liability (including, without limitation, damages incurred by such other party or such third party for loss of business profits or revenue, business interruption, loss of business information or other pecuniary loss) arising out of this order, even if the applicable party has been advised of the possibility of such damages. In no event shall the entire liabilities of any party under this agreement exceed the purchase price under this agreement for the cells giving rise to the claim.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

9.	Force-majeure

9.1	Neither of the contractual Parties shall be liable for not fulfilling the present Contract as a result of force majeure, particularly natural disasters such as typhoons, earthquakes, tsunamis, hurricanes, floods, war, act of terrorism, riot, civil disturbance, insurrection, military uprising and act of public enemy. In such events, the Parties shall contact each other without delay with appropriate documentary evidence within 15 days of the occurrence of the event and discuss the measures to be taken. After receipt of the information, the obligations of the Parties shall be suspended. Nevertheless, the Parties undertake to re-enable the contract’s fulfillment by all technical and economically reasonable means. If the Force-majeure event should continue beyond 60 days, either of the party shall have the right to terminate this Agreement by written notice.

10.	Termination:

10.1	Neither party can terminate the contract without the other party’s agreement after this contract enters force save as the incurrence of the events in clause 10.2 hereunder.

10.2	This Agreement can only be terminated in the event of:

(i)	Expiration of the term agreed between the parties for the supply of the cells from January 1st 2008 to December 31st 2008.

(ii)	The Seller’s failure to comply with its obligations of supply under this Agreement, always provided that the Seller fails to remedy the default or the breach within a period of 30 days after being required to do so by written notice by the Buyer

(iii)	The Buyer’s failure to comply with its obligations of payment under this Agreement, always provided that the Buyer fails to remedy the default or the breach within a period of 30 days after receiving written notice from the Seller.

(iv)	written consent by both parties.

10.2	In case of termination of the contract for the cause above, the Seller shall repay the part of prepayment amount which is not deducted and/or for which the goods is not delivered, to the Buyer within 30 working days from date of notification of the termination so long as contract termination was not a result of clause 10.2 (ii).

10.3	The termination of this Agreement will not prejudice the obligations of the parties contained herein that have effects after termination, which obligations shall remain in force until they have fully been complied with.

11.	Confidentiality:

11.1	Both Parties agree to maintain confidentiality concerning the details of the present Contract, except in the event where a disclosure: (i) is necessary for the Buyer to the financial institutions for the purpose of financing the Contract; (ii) is required by applicable law either of each party’s country; (iii) is required by court order or by stock exchange authorities. The Parties shall make provisions that employees and third Parties entrusted with implementing the contract are bound to this obligation of secrecy. This also applies to the presentation of this contract for legal examinations or audits by legal consultants and tax advisors, investors and banks.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

12. Final Provisions:

12.1	This Contract shall be governed and interpreted according to its terms and conditions and, by default by the United Nations Convention on Contracts for the International Sale of Goods (CISG) and for matters which are not expressly settled therein by the Laws of Laws of the Kingdom of Spain. In case of conflict in this matter, the provisions of this contract shall prevail.

12.2	All disputes arising out of or in connection with this Agreement that cannot be readily or amicably solved by the parties shall be finally settled pursuant to the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with said rules. The place of arbitration shall be Hong Kong and the arbitration shall be conducted in the English language. The arbitral court shall decide in accordance with the rules of law.

12.3	This contract replaces all previous agreements, oral or written, between the Parties. No agreements shall be made outside of this contract. Alterations and additions shall be made in writing. This also applies to eliminating this stipulation on written form.

12.4.	Should any stipulation of this contract be or become invalid, this shall not affect the validity of the remaining stipulations. The Parties undertake to replace the invalid stipulation with another, which is as close as possible in its economic effects to the stipulation to be replaced. This also applies to filling gaps in the contract.

12.5.	Notification in accordance with this agreement, whatever its purpose, must be sent by registered mail to the address mentioned on the top of the present agreement, except otherwise agreed by the parties.

This Contract is in 2 copies and will become effective since being signed/sealed by the parties concerned.

The Buyer:	The Seller:

Signature/Seal:	Signature/Seal:

Date: December 11, 2007	Date: December 20, 2007

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

ANNEX 1

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

JA SOLAR 晶澳太阳能 6

Electrical Data (Average Value)

Model	JAM125-07
Umpp (V)	0.504
Impp (mA)	4.61
Rs (Ω•cm)	0.0065
FF (%)	76.8
Isc (mA)	4.97
Uoc (V)	0.609
Pmpp (W)	2.32
Efficiency	15.50-15.75%

Model	JAM125-08
Umpp (V)	0.500
Impp (mA)	4.58
Rs (Ω•cm)	0.0071
FF (%)	76.1
Isc (mA)	4.95
Uoc (V)	0.606
Pmpp (W)	2.29
Efficiency	15.25-15.50%

Mechanical Data And Design

Mono-crystalline silicon solar cell	Product
125×125mm±0.5mm	Format
220μm±20μm	Thickness
1.8mm bus bars (silver),Blue anti-reflecting coasting (silicon nitride)	Front (-)
3.0mm wide soldering pads (silver/aluminum),Back surface field (aluminum)	Back (+)

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

JA SOLAR 晶澳太阳能
10

Electrical Data (Average Value)

Model	JAM125-15
Umpp (V)	0.508
Impp (mA)	4.64
Rs (Ω•cm)	0.0063
FF (%)	77.0
Isc (mA)	5.01
Uoc (V)	0.612
Pmpp (W)	2.36
Efficiency	15.75-16.00%

Model	JAM125-19
Umpp (V)	0.469
Impp (mA)	3.99
Rs (Ω•cm)	0.0164
FF (%)	68.44
Isc (mA)	4.64
Uoc (V)	0.593
Pmpp (W)	1.85
Efficiency	12.00-13.00%

Mechanical Data And Design

Mono-crystalline silicon solar cell	Product
125×125mm±0.5mm	Format
220μm±20μm	Thickness
1.8mm bus bars (silver),Blue anti-reflecting coasting (silicon nitride)	Front (-)
3.0mm wide soldering pads (silver/aluminum),Back surface field (aluminum)	Back (+)

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

JA SOLAR 晶澳太阳能
9

Electrical Data (Average Value)

Model	JAM125-13
Umpp (V)	0.515
Impp (mA)	4.71
Rs (Ω•cm)	0.0058
FF (%)	78.0
Isc (mA)	5.05
Uoc (V)	0.617
Pmpp (W)	2.43
Efficiency	16.25-16.50%

Model	JAM125-14
Umpp (V)	0.512
Impp (mA)	4.67
Rs (Ω•cm)	0.0060
FF (%)	77.6
Isc (mA)	5.02
Uoc (V)	0.615
Pmpp (W)	2.40
Efficiency	16.00-16.25%

Mechanical Data And Design

Mono-crystalline silicon solar cell	Product
125×125mm±0.5mm	Format
220μm±20μm	Thickness
1.8mm bus bars (silver),Blue anti-reflecting coasting (silicon nitride)	Front (-)
3.0mm wide soldering pads (silver/aluminum),Back surface field (aluminum)	Back (+)

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

JA SOLAR 晶澳太阳能

Electrical Data (Average Value)

Model	JAM125-05
Umpp (V)	0.513
Impp (mA)	4.89
Rs (Ω•cm)	0.0068
FF (%)	77.1
Isc (mA)	5.27
Uoc (V)	0.617
Pmpp (W)	2.50
Efficiency	16.75-17.00%

Model	JAM125-06
Umpp (V)	0.511
Impp (mA)	4.83
Rs (Ω•cm)	0.0071
FF (%)	76.6
Isc (mA)	5.23
Uoc (V)	0.617
Pmpp (W)	2.47
Efficiency	16.50-16.75%

Mechanical Data And Design

Mono-crystalline silicon solar cell	Product
125×125mm±0.5mm	Format
220μm±20μm	Thickness
1.8mm bus bars (silver),Blue anti-reflecting coasting (silicon nitride)	Front (-)
3.0mm wide soldering pads (silver/aluminum),Back surface field (aluminum)	Back (+)

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

JA SOLAR 晶澳太阳能
4

Electrical Data (Average Value)

Model	JAM125-03
Umpp (V)	0.518
Impp (mA)	4.92
Rs (Ω•cm)	0.0065
FF (%)	77.59
Isc (mA)	5.29
Uoc (V)	0.621
Pmpp (W)	2.55
Efficiency	17.10-17.20%

Model	JAM125-04
Umpp (V)	0.516
Impp (mA)	4.91
Rs (Ω•cm)	0.0067
FF (%)	77.3
Isc (mA)	5.29
Uoc (V)	0.620
Pmpp (W)	2.53
Efficiency	17.00-17.10%

Mechanical Data And Design

Mono-crystalline silicon solar cell	Product
125×125mm±0.5mm	Format
220μm±20μm	Thickness
1.8mm bus bars (silver),Blue anti-reflecting coasting (silicon nitride)	Front (-)
3.0mm wide soldering pads (silver/aluminum),Back surface field (aluminum)	Back (+)